Exhibit 23.1


                   Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Amended and Restated Chiquita Brands International, Inc. Deferred Compensation Plan of our report dated February 11, 1998, with respect to the consolidated financial statements of Chiquita Brands International, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                  /s/ Ernst & Young LLP
                                  _____________________
                                  ERNST & YOUNG LLP



Cincinnati, Ohio
July 14, 1998

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